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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement of Global
Telesystems Group, Inc. on Form S-1 (File No.        ) of our report dated June
10, 1998, on our audit of the financial statements of the Plusnet Business, as of September 30, 1996 and 1997 and for each of the three years in the period ended September 30, 1997. We also consent to the reference to our firm under the heading "Experts".

Dusseldorf
20, January 1999

KPMG Deutsche Treuhand-Gesellschaft
Alslengasellschaft
Wirtschaftsprifingesellschaft

KPMG Deutsche Treuhand-Gesellschaft